UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 23, 2005
DATAWAVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26698	98-0186455
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
Wayne Interchange Plaza One, 145 Route 46 West, 3rd Floor, Wayne, NJ 07470
(Address of principal executive offices and Zip Code)
(973) 774-5000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 22, 2005, DataWave Systems Inc. (the “Company”) entered into a Registration Rights Agreement with Sigma Opportunity Fund, LLC (“Sigma”). Concurrently with the execution of the Registration Rights Agreement, Sigma acquired and is the current holder and transferee of a convertible promissory note dated February 1, 2005 issued by the Company in the principal amount of $600,000 (the “Note”), which was originally issued to Integrated Data Corp.
Pursuant to the Registration Rights Agreement, the Company agreed to use its best commercially reasonable efforts to register for resale up to 7,500,000 shares of common stock of the Company into which the Note may be converted. Integrated Technologies & Systems Ltd. (“IT&S”), the transferor of the Note to Sigma, agreed in the Registration Rights Agreement to pay all of the out-of-pocket expenses of the Company incurred in connection with the preparation and filing of the registration statement and any post-effective supplements and amendments to the registration statement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATAWAVE SYSTEMS INC.
By
/s/ “John Gunn”
John Gunn
General Manager, Chief Financial Officer
Dated: December 23rd, 2005